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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

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     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)       August 20, 1996
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                              CKE RESTAURANTS, INC.
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               (Exact Name of Registrant as Specified in Charter)


             Delaware                     1-13192                33-0602639
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   (State or Other Jurisdiction         (Commission           (I.R.S. Employer
         of Incorporation)              File Number)         Identification No.)


         1200 North Harbor Boulevard, Anaheim, California           92801
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             (Address of Principal Executive Offices)             (Zip Code)


Registrant's telephone number, including area code       (714) 774-5796
                                                  ------------------------------


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  OTHER EVENTS.

         On August 20, 1996, CKE Restaurants, Inc. (the "Company") announced that it has entered into a Credit Agreement (the "Credit Agreement") with NationsBank of Texas, N.A., as Agent ("Agent") and a group of financial institutions (the "Lenders"). Pursuant to the Credit Agreement, the Company borrowed the principal amount of $20,000,000 from the Lenders pursuant to a five-year, fully amortizing term loan, the proceeds of which were primarily used to repay existing indebtedness of the Company.

         The Credit Agreement also provides the Company with (a) a revolving credit facility for working capital and other general corporate purposes, under the terms of which the Company may borrow from time to time up to $30,000,000 (including a letter of credit subfacility of up to $20,000,000), and (b) a revolving credit facility for the purpose of financing investments in and acquisitions of other entities, under the terms of which the Company may borrow from time to time up to $25,000,000. The amounts advanced, if any, to the Company under the revolving acquisition facility will convert after two years into a three-year fully-amortizing term loan. Both of the foregoing revolving credit facilities will mature on July 31, 2001.

         All advances under the Credit Agreement will bear interest, at the Company's option, at a rate based upon (i) the Agent's Base Rate (which is the higher of the Agent's published "prime" rate or 1/2 of one percent per annum above the Federal Funds Rate) or (ii) a Eurodollar Rate based on LIBOR, in each case plus an applicable margin which is based on the Company's ratio of Total Adjusted Debt as of the last day of the then most recently ended fiscal quarter of the Company to EDITDAR of the Company, on a consolidated basis, for the four consecutive fiscal quarters of the Company then ended. The applicable margins vary between zero and 0.25% for Base Rate advances and between 1.25% and 1.75% for Eurodollar Rate advances.

         The Credit Agreement also includes customary affirmative and negative covenants which, among other things, restrict the Company's ability to (i) incur or create liens on or with respect to its properties, (ii) incur additional indebtedness, (iii) merge or consolidate with other entities, (iv) sell assets,
(v) declare or pay dividends or repurchase shares of capital stock, subject in each of the foregoing cases to certain exceptions. In addition, the Credit Agreement requires the Company to maintain certain specified financial ratios and tests under which the Company is required to achieve certain financial and operating results.


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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

      (a)  Not applicable.

      (b)  Not applicable.

      (c)  Exhibits.  The following exhibits are filed as part of this report.

           Exhibit Number         Description

               10.1 Credit Agreement, dated as of August 1, 1996, by and among the Company, NationsBank of Texas, N.A., as Agent, and the financial institutions listed therein.

               99.1               Press Release issued by the Company on August
                                  20, 1996.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CKE RESTAURANTS, INC.



Date:  August 28, 1996                      By:  /s/ JOSEPH N. STEIN
                                                 ------------------------------
                                                 Joseph N. Stein,
                                                 Senior Vice President and
                                                 Chief Financial Officer



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                                  EXHIBIT INDEX


                                                                   Sequentially
Exhibit Number                      Description                    Numbered Page

    10.1                Credit Agreement, dated as of August 1,
                        1996, by and among the Company,
                        NationsBank of Texas, N.A., as Agent,
                        and the financial institutions listed
                        therein.*

    99.1                Press Release issued by the Company
                        on August 20, 1996.



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*   Schedules omitted. The Registrant shall furnish supplementally to the
    Securities and Exchange Commission a copy of any omitted schedule upon request.